Exhibit 23.1



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-47516) pertaining to the 1992 Incentive and Non-qualified Stock Option Plan and options granted to the principals of a joint venture partner of Lone Star Steakhouse & Saloon, Inc., in the Registration Statement (Form S-8 No. 33-75078) pertaining to the 1992 Incentive and Non-qualified Stock Option Plan and 1992 Director's Stock Option Plan of Lone Star Steakhouse & Saloon, Inc., and in the Registration Statement (Form S-8 No. 33-00280) pertaining to the 1992 Incentive and Non-qualified Stock Option Plan of Lone Star Steakhouse & Saloon, Inc., of our report dated March 26, 1999, with respect to the consolidated financial statements of Lone Star Steakhouse & Saloon, Inc. included in the Annual Report (form 10-K) for the year ended December 29, 1998.


Wichita, Kansas
March 26, 1999

                                                         /s/ Ernst & Young LLP